EXHIBIT 5.1
May 21, 2007
US BioEnergy Corporation
5500 Cenex Drive
Inver Grove Heights, MN 55077

RE:	US BioEnergy Corporation Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted as special South Dakota counsel to US BioEnergy Corporation, a South Dakota corporation (the “Company”), in connection with the registration of 3,280,472 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the US BioEnergy Corporation 2006 Employee Stock Purchase Plan (the “Plan”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
          In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the registration statement on Form S-8 of the Company relating to the Plan (the “Registration Statement”) in the form to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act; (ii) a specimen certificate evidencing the Common Stock; (iii) the Second Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of South Dakota; (iv) the Second Amended and Restated By-Laws of the Company, as certified by Gregory S. Schlicht, Secretary of the Company; (v) the Plan; and (vi) certain resolutions of the Board of Directors and/or the shareholders of the Company relating to the Plan and the filing of the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of

US BioEnergy Corporation
May 21, 2007

such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not established or verified independently, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
          The opinion set forth below is subject to the following further qualifications, assumptions and limitations:
     (a) we have assumed that the certificates evidencing the Shares in the form examined by us will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar; and
     (b) we have also assumed that the consideration received by the Company for the Shares will be in an amount at least equal to the par value thereof.
          Members of our firm are admitted to the bar in the State of South Dakota and we do not express any opinion as to the laws of any jurisdiction other than the State of South Dakota, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Davenport, Evans, Hurwitz & Smith LLP

DAVENPORT, EVANS, HURWITZ & SMITH, L.L.P.